Exhibit 99.1

IGI Moves to OTCQB Venture Markets
The growing cybersecurity services and software company announces it is up-listing to The Venture Market

PITTSFORD, NY / June 2, 2021—Infinite Group, Inc. (IGI) (OTCQB:IMCI) today announced that the company is moving from the OTC Pink Sheets to OTCQB, also called "The Venture Market.”

IGI joins the OTCQB market, considered by the Securities and Exchange Commission (SEC) as an "established public market" for the purpose of determining the public market price when registering securities for resale with the SEC. The majority of broker dealers trade stocks on the OTCQB, and companies that ascend to the OTCQB tier often see improved liquidity and awareness at this new tier.

“As a company we are focused on continuing to develop and market cybersecurity solutions that address critical security needs and fill technology gaps for businesses,” said Andrew Hoyen, President and COO. “Moving to this higher tier in the market is a key step in our long-term plan and we believe a strong indicator of where this company is going.”

IGI recently went through a rebranding initiative to IGI Cybersecurity in Q1 2021, solidifying their position as a legacy services provider in the cybersecurity field. IGI Cybersecurity’s mission is to create a more effective, more resilient cyber defense for businesses with comprehensive, people-driven cybersecurity. IGI Cybersecurity has established business partnerships with Telarus, SYNNEX, and Staples, offering its full suite of cybersecurity services through MSPs, VARs, and Agents in those sales channels.

The company’s services portfolio has grown significantly over the past two years, focusing on the core areas of Virtual CISO, Penetration Testing, Incident Response, and Cybersecurity Assessments.

 IGI is also the creator of the patented Nodeware® Vulnerability Management Solution, its proprietary SaaS solution that was developed by IGI’s own cybersecurity practitioners to provide complete network visibility and monitoring to help businesses lower their risk of a cyber attack.

Learn more about the company and its offerings at IGIcybersecurity.com or by emailing IR@igius.com.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance or guarantee that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: the ability of our products and services to detect and prevent cybersecurity threats, our ability to maintain our listing on the OTCQB Market, our ability to maintain and expand our business partnerships, adverse economic conditions, competition, federal, state and local government regulation, international governmental regulation, inadequate capital, inability to carry out research, development and commercialization plans, loss or retirement of key executives and other specific risks, including those discussed under the heading “Risk Factors” in our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission. To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Readers are advised to review our filings with the Securities and Exchange Commission that can be accessed over the Internet at the SEC's website located at http://www.sec.gov, as well as IMCI's website located at http://www.igicybersecurity.com.

About IGI

Headquartered in Rochester, NY with a remote workforce spanning across the United States, IGI Cybersecurity delivers people-driven cybersecurity for personalized, resilient cyber defense focused on individualized business strategy, enterprise-wide expertise and unshakeable partnership. We are The Cybersecurity People™.

IGI is also the OEM of the Nodeware® vulnerability management solution, an award-winning SaaS platform that continuously scans networks to identify critical vulnerabilities. Learn more at igicybersecurity.com and nodeware.com.

About OTC Markets Group

OTC Markets Group is an American financial market providing price and liquidity information for almost 10,000 over-the-counter securities. It is headquartered in New York City. OTC-traded securities are organized into three markets: OTCQX, OTCQB and Pink.

Media Contact
Megan Brandow, Director of Marketing
mbrandow@igius.com
(585) 727-0983